                                                                     Exhibit 3.1

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                PROQUEST COMPANY
                            (a Delaware corporation)
                                      INTO
                             BELL & HOWELL COMPANY
                            (a Delaware corporation)

                                    * * * *

     BELL & HOWELL COMPANY a corporation organized and existing under the Delaware General Corporation Law, DOES HEREBY CERTIFY THAT:

     1. ProQuest Company is a business corporation incorporated on May 10, 2001 under the laws of the State of Delaware ("ProQuest").

     2. Bell & Howell Company is a business corporation incorporated on December 10, 1987 under the laws of the State of Delaware ("Bell & Howell").

     3. Bell & Howell is the owner of all of the outstanding shares of stock of ProQuest and ProQuest hereby merges itself with and into Bell & Howell (the "Merger") which shall be the surviving corporation (the "Surviving Corporation").

     4. The name of the name of the Surviving Corporation shall be changed to "ProQuest Company" a Delaware corporation.

     5. Article First of the Amended and Restated Certificate of Incorporation of the Surviving Corporation is hereby amended to read as follows:

        "FIRST: The name of the corporation is ProQuest Company."

     6. The Board of Directors of the Bell & Howell by unanimous written consent dated May 16, 2001, approved and adopted the following resolutions for the merger of ProQuest into Bell & Howell:

        RESOLVED, that the merger of ProQuest with and into Bell & Howell pursuant to the terms set forth in the Agreement of Merger substantially in the form distributed to the Board of Directors is hereby authorized and approved; and

        FURTHER RESOLVED, that the surviving corporation to the merger shall have the corporate name "ProQuest Company;"

          FURTHER RESOLVED, that the officers of Bell & Howell are authorized and directed to take any and all actions and execute and deliver any and all documents, including a Certificate of Ownership and Merger, necessary or desirable to effect the Merger.

     7. This Certificate of Ownership and Merger shall be effective at 11:59 p.m. on June 5, 2001.

     8. The Surviving Corporation shall begin trading on the New York Stock Exchange under the name ProQuest Company on June 6, 2001.

                    Remaining page intentionally left blank.

IN WITNESS WHEREOF, Bell & Howell Company has caused this Certificate of Ownership and Merger to be signed by an authorized officer, this 4th day of June, 2001.

                                        BELL & HOWELL COMPANY


                                        By /s/ Todd Buchardt
                                          --------------------------------------
                                        Name:  Todd Buchardt
                                        Title: Secretary

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED. 08:30 AM 12/15/1997
   971428033 - 2145995

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                        BELL & HOWELL OPERATING COMPANY
               (originally incorporated as BHW Acquisition Corp.
                             on December 10, 1987)


     FIRST: The name of the corporation (hereinafter called the "Corporation") is

                        Bell & Howell Operating Company

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, each share having a par value of one tenth of one cent ($.001).

     FIFTH: The name and address of the incorporator is:

                         M.C. Kinnamon
                         The Corporation Trust Company
                         1209 Orange Street
                         Wilmington, Delaware 19801

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot unless the Bylaws so require.

          2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided,
                                                                   --------
    however, that any provision for the classification of directors of the
    -------
    Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; and, pursuant to the authorization in the final sentence of said provision, the number of authorized shares of said class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of said provision.

          NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: (a) Right to Indemnification. Each person who was or is made a
                     ------------------------
party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that,
                                                  --------  -------
except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

          (b) Right to Advancement of Expenses. The right to indemnification
              --------------------------------
conferred in paragraph (a) of this Section shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the
                                            --------  -------
Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

          (c) Right of Indemnitee to Bring Suit. The rights to indemnification
              ---------------------------------
and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article Tenth shall be contract rights. If a claim under paragraph (a) or (b) of this Article Tenth is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article Tenth or otherwise shall be on the Corporation.

         (d) Non-Exclusivity of Rights. The rights to indemnification and to the
             -------------------------
advancement of expenses conferred in this Article Tenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (e) Insurance. The Corporation may maintain insurance, at its expense,
             ---------
to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (f) Indemnification of Employees and Agents of the Corporation. The
             ----------------------------------------------------------
Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation or to any person serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), to the fullest extent of the provisions of this Article Tenth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the Stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article Eleventh.

         TWELFTH:  The Corporation expressly elects not to be governed by
Section 203 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Executive Vice President and Chief Financial Officer of the Corporation has executed this certificate on this 12th day of December, 1997.

                                BELL & HOWELL OPERATING COMPANY


                                By: /s/ Nils A Johansson
                                    --------------------------------
                                    Nils A. Johansson
                                    Executive Vice President and
                                        Chief Financial Officer


ATTEST:

/s/ Gary S. Salit
--------------------------
Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 12/15/1997
   971428569 - 2145995

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

         BELL & HOWELL OPERATING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

             RESOLVED, that the Amended and Restated Certificate of Incorporation of BELL & HOWELL OPERATING COMPANY, be amended by changing the First Article thereof so that as amended, said Article shall be and read as follows:

                 "FIRST: The name of the corporation (hereinafter called the
                  -----
                 "corporation") is:

                             BELL & HOWELL COMPANY"

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, BELL & HOWELL OPERATING COMPANY has caused this certificate to be signed by Nils A. Johansson, its Executive Vice President and Chief Financial Officer, and attested by Gary S. Salit, its Secretary, this 12th day of December, 1997.


                                        BELL & HOWELL OPERATING COMPANY

                                        By: /s/ N. A. Johansson
                                           ---------------------------------
                                                N. A. Johansson
                                                Executive Vice President and
                                                Chief Financial Officer

ATTEST:


By: /s/ Gary S. Salit
   ------------------
        Gary S. Salit
        Secretary